UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 20, 2005
FORD MOTOR COMPANY
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-3950	38-0549190

(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126

(Address of Principal Executive Offices)	(Zip Code)
(313) 322-3000

(Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     Ford Motor Company (“Ford”) hereby incorporates by reference its news release dated October 20, 2005, which is attached hereto as Exhibit 99.
     Ford will conduct two conference calls on October 20, 2005 to review financial results for the third quarter and first nine months of 2005. Don Leclair, Ford’s Executive Vice President and Chief Financial Officer, will host a conference call with the investment community and the news media beginning at 9:00 a.m. to review financial results for the third quarter and first nine months of 2005. Investors may access this conference call by dialing 800-706-7741 (or 1-617-614-3471 if dialing from outside the United States). The passcode for either telephone number is a verbal response of “Ford Earnings Call.”
     Ford’s Vice President and Treasurer, Ann Marie Petach, Ford Motor Credit Company’s Vice Chairman and Chief Financial Officer, David Cosper, and Ford’s Vice President and Controller, Jim Gouin, will host a second conference call with fixed income analysts and investors beginning at 11:00 a.m. Investors may access this conference call by dialing 800-706-7741 (or 1-617-614-3471 if dialing from outside the United States). The passcode for either telephone number is a verbal response of “Ford Fixed Income Call.”
     At the same time, a listen-only webcast and supporting presentation materials for each call will be available on the Internet at www.shareholder.ford.com. Investors may also access replays of the calls by visiting www.shareholder.ford.com, or by dialing 888-286-8010 (1-617-801-6888 if dialing from outside the United States) through Thursday, October 27, 2005. The passcode for replays of the 9:00 a.m. call is 29481628; the passcode for replays of the 11:00 a.m. call is 55865600. All times referenced above are listed in Eastern Time.
     Please note that Exhibit 99 discusses pre-tax profits excluding special items for Ford’s Automotive sector and the primary operating segments and business units within the Automotive sector. The most directly comparable financial measure calculated and presented in accordance with GAAP is pre-tax profits including special items. Ford believes that pre-tax profits excluding special items is a useful measure to provide investors, because it excludes those items that Ford does not consider to be indicative of earnings from ongoing operating activities. As a result, pre-tax profits excluding special items provides investors with a more relevant measure of the results generated by our operations.

Item 9.01 Financial Statements and Exhibits.
EXHIBITS

Designation	Description	Method of Furnishing
Exhibit 99	News Release dated October 20, 2005	Furnished with this Report
(with attachment)
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY (Registrant)
Date: October 20, 2005	By:	/s/ Kathryn S. Lamping
Kathryn S. Lamping
Assistant Secretary

EXHIBIT INDEX

Designation	Description
Exhibit 99	News Release dated October 20, 2005 (with attachment)

Exhibit 99
News

Contact:	Media:	Equity Investment	Fixed Income	Shareholder Inquiries:
	Becky Sanch	Community:	Investment Community:	1.800.555.5259 or
	1.313.594.4410	Raj Modi	Rob Moeller	1.313.845.8540
	bsanch@ford.com	1.313.323.8221	1.313.621.0881	stockinf@ford.com
		fordir@ford.com	fixedinc@ford.com
FOR IMMEDIATE RELEASE
FORD REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS

•	Net loss of 15 cents per share, or $284 million.
•	Loss from continuing operations of 10 cents per share, or $191 million, excluding special items.*
•	Worldwide automotive pre-tax loss of $1.3 billion, excluding special items.
•	Financial Services sector pre-tax profit of $1.1 billion, excluding special items.
•	Full-year earnings results expected to be at the low end of the current guidance range of $1.00 to $1.25 per share from continuing operations, excluding special items.
DEARBORN, Mich., Oct. 20, 2005 — Ford Motor Company [NYSE: F] today reported a net loss of 15 cents per share, or $284 million, for the third quarter of 2005. This compares with net income of 15 cents per share, or $266 million, in the third quarter of 2004.
Ford’s third-quarter loss from continuing operations, excluding special items, was 10 cents per share, or $191 million, compared to a profit of 27 cents per share, or $515 million, in the same period last year.*
Ford’s total sales and revenue in the third quarter was $40.9 billion, compared to $39.1 billion in the year-ago period.
* Earnings per share from continuing operations excluding special items is calculated on a basis that includes pre-tax profit and provision for taxes and minority interest. See table following “Safe Harbor/Risk Factors” for the nature and amount of these special items and a reconciliation to GAAP.

“As our results indicate, we face many challenges in this competitive and difficult environment,” said Chairman and Chief Executive Officer Bill Ford. “We have demonstrated throughout the year that we will continue to take the actions necessary to return our core business to sustainable profitability. We understand the issues, our priorities, and have the right team in place to get the job done.”
Third-quarter actions included:
•	Finalization of the Visteon agreement.

•	An agreement to sell The Hertz Corporation.

•	The introduction of new supply base consolidation initiative.

•	Announcement of the Company’s innovation initiative, including a tenfold increase in annual hybrid vehicle production by 2010.

•	Continued global personnel reductions.

•	The launch of Ford Fusion, Mercury Milan and Lincoln Zephyr in North America.

•	Premier Automotive Group reveal of Volvo C70 and Jaguar XK.

•	Roll-out of Ford Focus in Asia Pacific.

The following discussion of the results of our Automotive sector and Automotive business units is on a basis that excludes special items. See table following “Safe Harbor/Risk Factors” for the nature and amount of these special items and a reconciliation to GAAP.
AUTOMOTIVE SECTOR
 On a pre-tax basis, worldwide automotive losses in the third quarter were $1.3 billion, a decline of $732 million from a loss of $609 million during the same period a year ago.
Worldwide automotive sales for the third quarter rose to $34.7 billion from $32.8 billion in the same period last year. Worldwide vehicle-unit sales in the quarter were 1,531,000, up from 1,508,000 a year ago.
Total cash, including automotive cash, marketable securities, loaned securities and short-term Voluntary Employee Beneficiary Association (VEBA) assets on September 30, 2005 was $19.6 billion, down from $21.8 billion at the end of the second quarter.

THE AMERICAS
For the third quarter, the Americas reported a pre-tax loss of $1.1 billion, a decline of $648 million from a $422 million pre-tax loss in the same period a year ago.
North America: In the third quarter, Ford’s North American automotive operations reported a pre-tax loss of $1.2 billion, a decline of $685 million from a $481 million pre-tax loss a year ago. Lower dealer inventories, unfavorable vehicle mix, lower net pricing and higher warranty and material costs contributed to the deterioration. Higher industry volumes and market share were partial offsets. Included in the higher warranty costs was the favorable impact of the $240 million settlement reached with Bridgestone Firestone North American Tire, LLC regarding Firestone’s August 2000 voluntary safety recall and Ford’s May 2001 tire replacement program. Sales were $18.2 billion, up $59 million from the same period a year ago.
South America: Ford’s South American automotive operations reported a third-quarter pre-tax profit of $96 million, an increase of $37 million from a $59 million pre-tax profit a year ago. Higher volumes and net pricing in excess of higher commodity costs were the primary drivers of the improvement. Sales for the third quarter improved to $1.2 billion from $784 million in 2004.
FORD EUROPE AND PREMIER AUTOMOTIVE GROUP (PAG)
The 2005 third quarter combined pre-tax loss for Ford Europe and PAG automotive operations was $163 million, an improvement of $41 million compared with a loss of $204 million for the year-ago period.
Ford Europe: Ford Europe’s third-quarter pre-tax loss was $55 million, compared with a pre-tax loss of $33 million during the 2004 period. The decline was more than explained by higher material costs. These were partially offset by higher net pricing and higher subsidiary profits. Ford Europe’s sales in the third quarter were $6.4 billion, compared with $5.9 billion during the third quarter of 2004.
Premier Automotive Group: PAG reported a pre-tax loss of $108 million for the third quarter, compared with a pre-tax loss of $171 million for the same period in 2004. This is more than explained by the impact of new products, resulting in a richer mix and improved net pricing, primarily at Land Rover. Unfavorable currency exchange was a significant partial offset. Third-quarter sales for PAG were $6.8 billion, compared with $6.1 billion a year ago.

FORD ASIA-PACIFIC AND AFRICA/MAZDA
The 2005 third quarter combined pre-tax profit for Ford Asia-Pacific and Africa/Mazda was $133 million, an improvement of $85 million compared with a profit of $48 million for the year-ago period.
Ford Asia-Pacific and Africa: For the third quarter of 2005, Ford Asia-Pacific and Africa reported a pre-tax profit of $21 million, a decline of $14 million from a $35 million pre-tax profit a year ago. The decline was primarily explained by a higher mix of smaller cars, partially offset by improved net pricing. Sales were $1.9 billion, unchanged from third quarter 2004.
Mazda: During the third quarter of 2005, Ford’s share of Mazda profits and associated operations was $112 million, an improvement of $99 million from $13 million during the same period a year ago. The improvement primarily reflects gains on our investment in Mazda’s convertible bonds and improved operating results at Mazda.
OTHER AUTOMOTIVE
Third-quarter earnings included a loss of $241 million in other automotive financial results. This is a decline of $210 million from the same period last year, primarily reflecting the non-recurrence of tax-related interest income on refund claims received last year.
FORD MOTOR CREDIT COMPANY
 Ford Motor Credit Company reported net income of $577 million in the third quarter of 2005, down $157 million from a year earlier. On a pre-tax basis from continuing operations, Ford Motor Credit earned $901 million in the third quarter, compared with $1.1 billion in the previous year. The decrease in earnings primarily reflected higher borrowing costs and the impact of lower receivable levels, partially offset by improved credit loss performance.
THE HERTZ CORP.
Hertz reported a third-quarter pre-tax profit of $262 million, an improvement of $13 million from the same period in 2004. The improvement reflected higher car and equipment rental volume, partially offset by lower pricing.

SPECIAL ITEMS*
 In total, special items reduced earnings per share by 6 cents in the third quarter. Charges for Visteon-related actions, personnel reduction programs, and fuel cell technology were partially offset by a gain on the sale of a non-core business.
* See table following “Safe Harbor/Risk Factors” for the nature and amount of these special items and a reconciliation to GAAP.
OUTLOOK
Commenting on the Company’s financial outlook, Executive Vice President and Chief Financial Officer Don Leclair said, “We expect the fourth quarter to be another extremely competitive period. Our new products put us in an excellent position to compete in the marketplace. We will continue the turnaround in our operations in Europe, the investment in growth in Asia, and to address our issues in North America.”
The Company’s 2005 full-year earnings guidance is expected to be at the low end of the current guidance range of $1.00 to $1.25 per share. Full-year earnings-per-share guidance excludes the effect of special items and discontinued operations, which are presently estimated to include the following items:
TOTAL COMPANY 2005 ANTICIPATED FULL-YEAR SPECIAL ITEMS
AND DISCONTINUED OPERATIONS

Special Items	Full-Year EPS
· Visteon-Related Charges	$(0.26) — (0.24)
· Personnel Reduction Programs	(0.21)
· Fuel Cell Technology Charges	(0.05)
· Sale of Non-Core Businesses	0.05
· Tax Adjustments	0.18
· Hertz Sale	0.33 — 0.42

Total Special Items	$0.04 — 0.15

Discontinued Operations	0.02
Cumul. Change in Acctg. Principles (Asset Retirement Obligations)	(TBD)

THIRD-QUARTER RESULTS CONFERENCE CALL — THURSDAY, OCT. 20
Executive Vice President and Chief Financial Officer Don Leclair will host a conference call beginning at 9:00 a.m. EDT to discuss third-quarter financial results.
At 11:00 a.m. EDT, Ford Vice President and Treasurer Ann Marie Petach, Ford Credit Vice Chairman and Chief Financial Officer David Cosper, and Ford Vice President and Controller Jim Gouin will host a conference call for fixed income analysts and investors.
The presentations (listen-only) and supporting materials also will be available on the Internet at www.shareholder.ford.com. Representatives of the news media and the investment community participating by teleconference will have the opportunity to ask questions following the presentations.

Access Information — Thurs., Oct. 20
Toll Free: 800-706-7741
International: 617-614-3471

Earnings: 9:00 a.m. EDT
Earnings Passcode: “Ford Earnings Call”

Fixed Income: 11:00 a.m. EDT
Fixed Income Passcode: “Ford Fixed Income Call”
Replays — Available through Thurs., Oct. 27
www.shareholder.ford.com
Toll Free: 888-286-8010
International: 617-801-6888

Passcodes:
Earnings: 29481628
Fixed Income: 55865600
Ford Motor Company, a global automotive industry leader based in Dearborn, Michigan, manufactures and distributes automobiles in 200 markets across six continents. With more than 324,000 employees worldwide, the Company’s core and affiliated automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Motor Credit Company and The Hertz Corporation.
- # # # -

Safe Harbor/Risk Factors
Statements included may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:
•	greater price competition resulting from currency fluctuations, industry overcapacity or other factors;

•	a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors;

•	lower-than-anticipated market acceptance of new or existing products;

•	economic distress of suppliers that may require us to provide financial support or take other measures to ensure supplies of materials;

•	work stoppages at Ford or supplier facilities or other interruptions of supplies;

•	the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;

•	increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions;

•	unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;

•	worse-than-assumed economic and demographic experience for our postretirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements);

•	currency or commodity price fluctuations, including rising steel prices;

•	changes in interest rates;

•	an increase in or acceleration of the market shift from truck sales or from sales of other more profitable vehicles in the U.S.;

•	economic difficulties in any significant market;

•	higher prices for or reduced availability of fuel;

•	labor or other constraints on our ability to restructure our business;

•	a change in our requirements or obligations under long-term supply arrangements pursuant to which we are obligated to purchase minimum quantities or a fixed percentage of output or pay minimum amounts;

•	additional credit rating downgrades;

•	inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts;

•	higher-than-expected credit losses;

•	lower-than-anticipated residual values for leased vehicles and higher-than-expected lease return rates; and

•	increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic disease or measures taken by governments in response thereto that negatively affect the travel industry.
We cannot be certain that any expectation, forecast or assumption made by management in preparing these forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.
***

TOTAL COMPANY 2005 THIRD QUARTER INCOME/LOSS FROM CONTINUING
OPERATIONS COMPARED WITH NET LOSS*

		Memo:
	Earnings	Pre-Tax
	Per Share	Profit
		(Mils.)
Loss from Continuing Operations Excluding Special Items	$(0.10)	$(203)

Special Items
- Visteon-Related Charges	$(0.08)	$(180)
- Personnel Reduction Programs	(0.06)	(158)
- Fuel Cell Technology Charges	(0.03)	(66)
- Sale of Non-Core Businesses	0.08	146
- Hertz Sale**	0.03	84

Total Special Items	$(0.06)	$(174)

Loss from Continuing Operations	$(0.16)	$(377)

Discontinued Operations	0.01

Net Loss	$(0.15)

*	Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest; additional information regarding the method of calculating earnings per share is available in the materials supporting the Oct. 20, 2005 conference calls at www.shareholder.ford.com.
**	Represents effect of Hertz being held for sale in the third quarter of 2005.

FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended September 30, 2005 and 2004
(in millions, except per share amounts)

	Third Quarter		Nine Months
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Sales and revenues
Automotive sales	$34,675	$32,797	$112,692	$108,258
Financial Services revenues	6,181	6,324	17,848	18,459

Total sales and revenues	40,856	39,121	130,540	126,717

Costs and expenses
Cost of sales	33,532	30,956	105,803	98,634
Selling, administrative and other expenses	5,983	5,694	18,200	17,433
Interest expense	1,976	1,867	5,659	5,436
Provision for credit and insurance losses	182	326	350	853

Total costs and expenses	41,673	38,843	130,012	122,356

Automotive interest income and other non-operating income/(expense), net	307	383	1,111	508
Automotive equity in net income/(loss) of affiliated companies	133	57	259	197

Income/(loss) before income taxes	(377)	718	1,898	5,066
Provision for/(benefit from) income taxes	(140)	197	(127)	1,277

Income/(loss) before minority interests	(237)	521	2,025	3,789
Minority interests in net income/(loss) of subsidiaries	54	62	196	219

Income/(loss) from continuing operations	(291)	459	1,829	3,570
Income/(loss) from discontinued operations	7	(193)	45	(187)

Net income/(loss)	$(284)	$266	$1,874	$3,383

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$(0.16)	$0.25	$0.99	$1.95
Income/(loss) from discontinued operations	0.01	(0.10)	0.03	(0.10)

Net income/(loss)	$(0.15)	$0.15	$1.02	$1.85

Diluted income/(loss)
Income/(loss) from continuing operations	$(0.16)	$0.24	$0.93	$1.75
Income/(loss) from discontinued operations	0.01	(0.09)	0.02	(0.09)

Net income/(loss)	$(0.15)	$0.15	$0.95	$1.66

Cash dividends	$0.10	$0.10	$0.30	$0.30

Certain amounts in prior year's financial statements have been reclassified to conform with current year presentation.

FORD MOTOR COMPANY AND SUBSIDIARIES
SECTOR STATEMENT OF INCOME
For the Periods Ended September 30, 2005 and 2004
(in millions, except per share amounts)

	Third Quarter		Nine Months
	2005	2004	2005	2004
	(unaudited)		(unaudited)
AUTOMOTIVE
Sales	$34,675	$32,797	$112,692	$108,258
Costs and expenses
Cost of sales	33,532	30,956	105,803	98,634
Selling, administrative and other expenses	2,811	2,557	8,996	8,131

Total costs and expenses	36,343	33,513	114,799	106,765

Operating income/(loss)	(1,668)	(716)	(2,107)	1,493

Interest expense	371	397	960	1,094

Interest income and other non-operating income/(expense), net	307	383	1,111	508
Equity in net income/(loss) of affiliated companies	133	57	259	197

Income/(loss) before income taxes — Automotive	(1,599)	(673)	(1,697)	1,104
FINANCIAL SERVICES
Revenues	6,181	6,324	17,848	18,459
Costs and expenses
Interest expense	1,605	1,470	4,699	4,342
Depreciation	1,537	1,568	4,591	4,956
Operating and other expenses	1,635	1,569	4,613	4,346
Provision for credit and insurance losses	182	326	350	853

Total costs and expenses	4,959	4,933	14,253	14,497

Income/(loss) before income taxes — Financial Services	1,222	1,391	3,595	3,962

TOTAL COMPANY
Income/(loss) before income taxes	(377)	718	1,898	5,066
Provision for/(benefit from) income taxes	(140)	197	(127)	1,277

Income/(loss) before minority interests	(237)	521	2,025	3,789
Minority interests in net income/(loss) of subsidiaries	54	62	196	219

Income/(loss) from continuing operations	(291)	459	1,829	3,570
Income/(loss) from discontinued operations	7	(193)	45	(187)

Net income/(loss)	$(284)	$266	$1,874	$3,383

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$(0.16)	$0.25	$0.99	$1.95
Income/(loss) from discontinued operations	0.01	(0.10)	0.03	(0.10)

Net income/(loss)	$(0.15)	$0.15	$1.02	$1.85

Diluted income/(loss)
Income/(loss) from continuing operations	$(0.16)	$0.24	$0.93	$1.75
Income/(loss) from discontinued operations	0.01	(0.09)	0.02	(0.09)

Net income/(loss)	$(0.15)	$0.15	$0.95	$1.66

Cash dividends	$0.10	$0.10	$0.30	$0.30

Certain amounts in prior year's financial statements have been reclassified to conform with current year presentation.

FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in millions)

	September 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
Cash and cash equivalents	$28,200	$22,831
Marketable securities	8,614	8,946
Loaned securities	579	1,058
Finance receivables, net	91,774	109,466
Other receivables, net	5,268	5,969
Net investment in operating leases	23,007	22,652
Retained interest in sold receivables	4,415	9,166
Inventories	11,687	10,766
Equity in net assets of affiliated companies	2,594	2,835
Net property	41,887	44,549
Deferred income taxes	4,611	4,830
Goodwill and other intangible assets	6,072	6,394
Assets of discontinued/held-for-sale operations	15,535	16,346
Other assets	24,052	28,050

Total assets	$268,295	$293,858

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables	$22,991	$21,991
Accrued and other liabilities	71,382	71,078
Debt	141,738	164,545
Deferred income taxes	4,617	7,845
Liabilities of discontinued/held-for-sale operations	12,522	11,477

Total liabilities	253,250	276,936
Minority interests	1,058	877
Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	4,956	5,321
Accumulated other comprehensive income/(loss)	(2,454)	1,258
Treasury stock	(1,031)	(1,728)
Earnings retained for use in business	12,497	11,175

Total stockholders’ equity	13,987	16,045

Total liabilities and stockholders’ equity	$268,295	$293,858

Certain amounts in prior year's financial statements have been reclassified to conform with current year presentation.

FORD MOTOR COMPANY AND SUBSIDIARIES
SECTOR BALANCE SHEET
(in millions)

	September 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
Automotive
Cash and cash equivalents	$9,096	$10,142
Marketable securities	7,900	8,291
Loaned securities	579	1,058

Total cash, marketable and loaned securities	17,575	19,491
Receivables, net	3,297	2,894
Inventories	11,687	10,766
Deferred income taxes	3,397	3,837
Other current assets	7,599	8,916

Total current assets	43,555	45,904
Equity in net assets of affiliated companies	1,748	1,907
Net property	41,545	42,904
Deferred income taxes	10,436	10,894
Goodwill and other intangible assets	6,054	6,374
Assets of discontinued/held-for-sale operations	22	188
Other assets	9,744	9,455

Total Automotive assets	113,104	117,626
Financial Services
Cash and cash equivalents	19,104	12,689
Investments in securities	714	655
Finance receivables, net	93,745	112,541
Net investment in operating leases	23,007	22,652
Retained interest in sold receivables	4,415	9,166
Goodwill and other intangible assets	18	20
Assets of discontinued/held-for-sale operations	15,513	16,158
Other assets	7,936	12,285
Receivable from Automotive	1,592	2,753

Total Financial Services assets	166,044	188,919
Intersector elimination	(1,592)	(2,753)

Total assets	$277,556	$303,792

LIABILITIES AND STOCKHOLDERS’ EQUITY
Automotive
Trade payables	$17,254	$16,026
Other payables	4,114	4,269
Accrued and other liabilities	27,497	29,700
Deferred income taxes	2,330	2,514
Debt payable within one year	981	977
Current payable to Financial Services	1,214	1,382

Total current liabilities	53,390	54,868
Long-term debt	17,255	17,458
Other liabilities	37,675	37,058
Deferred income taxes	1,862	3,042
Liabilities of discontinued/held-for-sale operations	10	46
Payable to Financial Services	378	1,371

Total Automotive liabilities	110,570	113,843
Financial Services
Payables	1,623	1,696
Debt	123,502	146,110
Deferred income taxes	9,686	9,709
Other liabilities and deferred income	6,210	6,834
Liabilities of discontinued/held-for-sale operations	12,512	11,431

Total Financial Services liabilities	153,533	175,780
Minority interests	1,058	877
Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	4,956	5,321
Accumulated other comprehensive income/(loss)	(2,454)	1,258
Treasury stock	(1,031)	(1,728)
Earnings retained for use in business	12,497	11,175

Total stockholders’ equity	13,987	16,045
Intersector elimination	(1,592)	(2,753)

Total liabilities and stockholders’ equity	$277,556	$303,792

Certain amounts in prior year's financial statements have been reclassified to conform with current year presentation.

FORD MOTOR COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Periods Ended September 30, 2005 and 2004
(in millions)

	Nine Months
	2005	2004
	(unaudited)
Cash and cash equivalents at January 1	$22,831	$22,598

Cash flows from operating activities
Net cash flows from operating activities	20,103	19,887

Cash flows from investing activities
Capital expenditures	(5,462)	(4,896)
Acquisitions of retail and other finance receivables and operating leases	(42,026)	(47,416)
Collections of retail and other finance receivables and operating leases	37,760	40,124
Net acquisitions of daily rental vehicles	(2,775)	(2,739)
Purchases of securities	(4,743)	(7,597)
Sales and maturities of securities	3,863	7,285
Proceeds from sales of retail and other finance receivables and operating leases	15,144	4,661
Proceeds from sale of businesses	2,245	537
Cash paid for acquisitions	(1,617)	(30)
Other	576	(348)

Net cash (used in)/provided by investing activities	2,965	(10,419)

Cash flows from financing activities
Cash dividends	(552)	(549)
Net sales/(purchases) of Common Stock	250	(127)
Changes in short-term debt	(6,177)	8,700
Proceeds from issuance of other debt	20,237	12,544
Principal payments on other debt	(31,076)	(34,490)
Other	(5)	(49)

Net cash (used in)/provided by financing activities	(17,323)	(13,971)

Effect of exchange rate changes on cash	(376)	(6)

Net increase/(decrease) in cash and cash equivalents	5,369	(4,509)

Cash and cash equivalents at September 30	$28,200	$18,089

Certain amounts in prior year's financial statements have been reclassified to conform with current year presentation.

FORD MOTOR COMPANY AND SUBSIDIARIES
CONDENSED SECTOR STATEMENT OF CASH FLOWS
For the Periods Ended September 30, 2005 and 2004
(in millions)

	Nine Months 2005		Nine Months 2004
		Financial		Financial
	Automotive	Services	Automotive	Services
	(unaudited)		(unaudited)

Cash and cash equivalents at January 1	$10,142	$12,689	$6,855	$15,743

Cash flows from operating activities
Net cash flows from operating activities	4,535	7,757	5,045	11,867

Cash flows from investing activities
Capital expenditures	(5,109)	(353)	(4,597)	(299)
Acquisitions of retail and other finance receivables and operating leases	—	(42,026)	—	(47,416)
Collections of retail and other finance receivables and operating leases.	—	36,560	—	38,844
Net (acquisitions)/collections of wholesale receivables	—	5,272	—	298
Net acquisitions of daily rental vehicles	—	(2,775)	—	(2,739)
Purchases of securities	(4,343)	(400)	(6,811)	(786)
Sales and maturities of securities	3,239	624	6,635	650
Proceeds from sales of retail and other finance receivables and operating leases	—	15,144	—	4,661
Proceeds from sales of wholesale receivables	—	3,739	—	3,957
Proceeds from sale of businesses	204	2,041	125	412
Cash paid for acquisitions	(1,617)	—	(30)	—
Net investing activity with Financial Services	2,486	—	3,277	—
Other	451	125	10	(358)

Net cash (used in)/provided by investing activities	(4,689)	17,951	(1,391)	(2,776)

Cash flows from financing activities
Cash dividends	(552)	—	(549)	—
Net sales/(purchases) of Common Stock	250	—	(127)	—
Changes in short-term debt	(3)	(6,174)	(279)	8,979
Proceeds from issuance of other debt	253	19,984	406	12,138
Principal payments on other debt	(682)	(30,394)	(2,112)	(32,378)
Net financing activity with Automotive	—	(2,486)	—	(3,277)
Other	(4)	(1)	(17)	(32)

Net cash (used in)/provided by financing activities	(738)	(19,071)	(2,678)	(14,570)

Effect of exchange rate changes on cash	14	(390)	(9)	3
Net transactions with Automotive/Financial Services	(168)	168	92	(92)

Net increase/(decrease) in cash and cash equivalents	(1,046)	6,415	1,059	(5,568)

Cash and cash equivalents at September 30	$9,096	$19,104	$7,914	$10,175

Certain amounts in prior year's financial statements have been reclassified to conform with current year presentation.